Exhibit 3.1

1111111111111111111111111111111111111111 •090503" BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City,Nevada 89701-4201' (n5) 684-5708 Website: www.nvsos.gov Amended and Restated Articles USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY This Fonn Is to Accomoany Restated Articles or Amended and Restated Articles of lncorooration (Pursuant to NRS 78.403,82.371,86.221,87A,.355 or 88A.250) (This form is also to be used to accompany Restated Articles or Amended and Restated Articles for Limited-Liability Companies,Certificates of Limited Partnership,Limited-Liability Limited Partnerships and Business Trusts) ---------------1 1. N-ame of Nevada entity--as last recorded in this office· : -------------- ... I Uni Line Corp. I - j ; - - ------·------·-·-----------·-----------··-------D Restated Iii Amended and Restated 2. The articles are: (mark only one box) Please entitle your attached articles "Restated" or "Amended and Restated," accordingly. 3. Indicate what changes have been made by checking the appropriate box:* 0 No amendments; articles are restated only and are signed by an officer of the corporat on who has been authorized to execute the certificate by resolution of the board of directors adopted on: 1 J '---·-·----·-. ....,..... .•. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. IK) The entity name has been amended. 0 The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) 0 The purpose of the entity has been amended. D The authorized shares have been amended. IKJ The directors, managers or generalpartners have been amended. 0 IRS tax language has been added. Articles have been added. IKJ Articles have been deleted. 0 Other. The articles or certificate have been amended as follows: (provide article numbers,if availa.ble) ,--·--·-----1 Date: L....:..-:..:·........................:.·:...........:·.:................... :·:: J L.. - · · --- - ·---· - - 4. Effective date and time of filing:(optional) Time: (must not be later than 90 days after the certificate is filed) * This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Restated Articles Revised: 1-t>-15 Certificate to Accompany Restated Articles or (PURSUANT TO NRS) Filed in the office of K-Barbara K. Cegavske Secretary of State Sta te ofNevada Document Number 20170202160-81 Filing Date and Time 05/08/2017 12:30 PM Entity Number E0434372013-6

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
UNI LINE CORP.
(hereby changed to PORTER HOLDING INTERNATIONAL, INC.)

Uni Line Corp. (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1.                                      The current name of the Corporation is Uni Line Corp.

2.                                      The original Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State on September 5, 2013.

3.                                      These Amended and Restated Articles of Incorporation have been duly approved by the Unanimous Written Consent of the Board of Directors of the Corporation in lieu of a meeting, dated April 24, 2017, and by the Written Consent of the holders of a majority of the Corporation’s issued and outstanding capital stock, dated May 8, 2017, in accordance with the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes.

4.                                      The provisions of the Articles of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Porter Holding International, Inc. (hereinafter, the “Corporation”).

ARTICLE II
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE III

AUTHORIZATION TO ISSUE CAPITAL STOCK

The aggregate number of shares which the Corporation shall have the authority to issue is 750,000,000 shares of Common Stock having a par value of $0.001 per share and 250,000,000 shares of Preferred Stock having a par value of $0.001 per share. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Full-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE IV

GOVERNING BOARD

The members of the governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be set forth in the bylaws of the Corporation.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

ARTICLE VI

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article VII shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE VIII

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article VIII shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 8th day of May 2017.

UNI LINE CORP.

By:	/s/ Zonghua Chen
Name:	Zonghua Chen
Title:	Chief Executive Officer